                                    Exhibit 8

                         SECURED DEMAND PROMISSORY NOTE

$7,552,000.00                                                  December 31, 2008

     FOR VALUE RECEIVED,  the undersigned,  Mercantile Bancorp, Inc., a Delaware
corporation  ("Borrower"),   promises  to  pay  to  the  order  of  GREAT  RIVER
BANCSHARES,  INC., a Nevada  corporation  ("Lender"),  ON DEMAND, at 524 N. 30th
Street,  Quincy,  Illinois 62301 or such other place as may be designated by the holder of this Note,  the  principal sum of SEVEN MILLION FIVE HUNDRED FIFTY TWO
THOUSAND  AND  00/100  DOLLARS  ($7,552,000.00)  or so  much  thereof  as may be advanced and outstanding from time to time under this Secured Demand  Promissory
Note (this  "Note"),  together with interest on said principal sum from the date hereof until this Note is paid in full,  at the Interest  Rate.  As used herein, the term "Interest Rate" shall mean,  until the occurrence of an event described in Paragraph 7 below,  when the Interest Rate shall thereafter equal the Default
Rate, a per annum rate of interest equal to seven and one-half percent (7.50%).

     1. Payment.  The  principal sum of this Note and interest  thereon shall be paid as follows:

          (a) Interest at the Interest Rate shall accrue on the principal amount of this Note from the date  hereof and shall be payable on the first  (1st)
     day of each month, beginning with February 1, 2009.

          (b) If not sooner paid, the principal sum of this Note,  together with accrued interest thereon, shall be repaid immediately upon Lender's written demand.  The  Borrower  acknowledges  and agrees  that  Lender may  require immediate  repayment  of  either  all  or a  portion  of  the  indebtedness evidenced hereby.

     2. Late  Charge;  Default  Rate.  In the event that any  scheduled  monthly installment of principal  and/or  interest under this Note is received by Lender more  than two (2) days  after the same is due,  Borrower  shall pay to Lender a late charge  equal to five percent  (5.0%) of such  delinquent  payment.  In the event that an Event of Default (as defined  below)  shall occur and Lender shall exercise  its right to declare  this Note to be due and  payable as set forth in
Paragraph  7 below,  then the  unpaid  principal  balance  under this Note shall thereafter bear interest at the Default Rate. As used herein,  the term "Default
Rate"  shall  mean a per anum  rate of  interest  equal to twelve  and  one-half percent (12.5%).

     3. Prepayment.  The unpaid principal balance of this Note may be prepaid in whole or in part, at any time and from time to time,  without  prepayment charge or penalty.  All prepayments  shall be applied first to all charges and payments due from  Borrower to Lender under this Note other than  principal and interest, second to accrued and unpaid interest, and third to principal.

     4.  Payments  and  Computations.  All  payments on account of  indebtedness evidenced by this Note shall be made not later than 2:00 P.M. (Quincy,  Illinois time) on the day when due in  lawful  money of the  United  States  and shall be first applied to all charges and payments due

from  Borrower  to Lender  under this Note other than  principal  and  interest, second  to  interest  on the  unpaid  principal  balance  of this  Note  and the remainder to principal.  All computations of interest shall be made by Lender on the actual  days  outstanding  on the basis of a three  hundred  sixty (360) day calendar  year.  Said  payments  are to be made at 524 N. 30th  Street,  Quincy,
Illinois  62301 or at such place as Lender or the legal holder of this Note may, from time to time, in writing appoint,  and in the absence of such  appointment, then by bank wire to Lender in  Quincy,  Illinois.  Unless  otherwise  specified herein, all interest payable under this Note is paid in arrears.

     5. Applicable Laws. This Note shall be construed and enforced in accordance with the laws of the State of Illinois and shall be conclusively  deemed for all purposes  to have been  executed  and  delivered  in the State of  Illinois  for performance therein. This Note is given for an actual loan of money for business purposes  and  is  not  for  agricultural,  consumer,  personal  or  residential purposes.

     6.  Collateral  Security.  The payment of this Note and all  obligations of
Borrower in  connection  with this Note are secured by that certain Stock Pledge
Agreement  (Borrower),  dated as of the date hereof,  by and between  Lender and
Borrower (the "Pledge Agreement").

     7. Event of  Default.  An "Event of Default"  hereunder  shall be deemed to have  occurred  (i) if Borrower  shall fail to pay when due any sum of money due and owing under this Note;  (ii)  Borrower  uses the proceeds from this Note for any purposes  other than to make a $1,600,00.00  contribution  to the capital of
Mercantile Bank, a $1,325,000 loan to Mid-America Bancorp, Inc. (the proceeds of which  will be  contributed  by  Mid-America  Bancorp,  Inc.  to the  capital of
Heartland Bank) and a $4,720,000 contribution to the capital of Royal Palm Bank;
(iii) Borrower  breaches any covenant,  representation  or warranty set forth in this Note or in the Pledge  Agreement;  (iv) an "Event of Default"  occurs under the Third Amended and Restated Loan Agreement, as amended,  between Borrower and
Lender,  as  successor  in interest  to US Bank (as  defined  below) or (iv) the
Lender  determines in its sole  discretion that there has been any change in the business,  operations or condition,  financial or otherwise,  of Borrower or any direct or indirect subsidiary of Borrower that could have (x) a material adverse effect on the properties, assets, liabilities,  business, operations, prospects, income or condition  (financial  or otherwise) of Borrower or any such direct or indirect subsidiary, or (y) an impairment of the enforceabilty of the rights of, or benefits available to, Lender under this Note or the Pledge Agreement.  It is agreed that at the  election of Lender or the holder or holders  hereof,  and in addition to any other rights or remedies set forth herein,  upon the  occurrence of an Event of Default,  the principal sum remaining unpaid hereunder,  together with all  accrued  and unpaid  interest  thereon,  shall  become at once due and payable at the place of payment aforesaid.

     8. Waiver.  Except as expressly provided herein,  Borrower and each surety, endorser and guarantor hereof, jointly and severally,  waive grace,  presentment for  payment,  notice of  nonpayment,  demand of payment,  protest and notice of protest,  notice  of  dishonor,  notice  of  intent  to  accelerate,  notice  of acceleration,  and  diligence in the  collection of this Note and in filing suit hereon and consent and agree that their  liability for the payment  hereof shall not be affected or  impaired  by any release or change in the  security  for the payment  of this  Note or any  party  hereto,  by any  extension  of the time of payment, or the addition of any parties hereto,

which  extension and addition may be made without notice to any party hereto and without affecting their liability hereunder.

     9.  Collection.  Borrower and each surety,  endorser and guarantor  hereof, jointly  and  severally,  agree  that  if  this  Note is not  paid  promptly  in accordance  with  its  terms  and is  placed  in the  hands of an  attorney  for collection or if suit be instituted  hereon or to foreclose the security granted under the Pledge  Agreement  and as often as this Note is placed in the hands of the attorney for  collection and as often as suit is filed to collect this Note, they, and each of them, shall pay, in addition to the unpaid  principal  balance hereof and all accrued and unpaid interest due hereon,  all costs of collection, including, without limitation, reasonable attorney's fees.

     10. Records.  All amounts advanced to Borrower under this Note or otherwise and all other debits and credits provided in this Note and in the Loan Agreement shall be  evidenced  by entries  made by Lender on records to be  maintained  at
Lender's  office in Las Vegas,  Nevada.  All payments of principal  and interest made by the Borrower  shall be similarly  evidenced by entries made by Lender in such records, showing the date and amount of each such payment and the principal balance remaining unpaid immediately thereafter.  The balance due Lender, as set forth in such records, shall be conclusive evidence of the amounts due and owing
Lender by Borrower,  absent manifest error.  Notwithstanding the foregoing,  the failure of Lender to make any such entries  shall not limit or otherwise  affect the obligations of Borrower  hereunder with respect to payments of principal and interest.

     11. Notice.  Each notice,  request,  demand,  consent,  confirmation and/or other  communication under this Note shall be in writing and delivered in person or sent by telecopy,  recognized  overnight  courier or  registered or certified mail, return receipt requested and postage prepaid, as follows:

     If to the Borrower, to:

     Mercantile Bancorp, Inc.
     220 North 33rd
     P.O. Box 371 Quincy, Illinois 62301
     Facsimile: 217-223-7340

     With a copy to:

     William G. Keller, Jr.
     Schmiedeskamp, Robertson, Neu & Mitchell LLP
     525 Jersey
     Quincy, Illinois  62306
     Facsimile:  217-223-1005

     If to the Lender, to:

     R. Dean Phillips
     Great River Bancshares, Inc.

     c/o Town and Country Bank
     524 N. 30th Street, Quincy, Illinois 62301
     Facsimile:  217-222-2268

     With a copy to:

     Jason A. Reschly
     Husch Blackwell Sanders LLP
     4801 Main Street, Suite 1000
     Kansas City, Missouri 64112
     Facsimile:  816-983-8080

or at such other address or telecopy number as any party hereto may designate as its address or telecopy number for  communications  under this Note by notice so given.  Such notices shall be deemed  effective on the day on which delivered or sent if delivered in person or sent by telecopy, on the first (1st) business day after the day on which sent, if sent by recognized  overnight  courier or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail.

     12. Representations and Warranties. The Borrower represents and warrants to
Lender as follows:

     (a) Borrower is duly  incorporated  or organized,  validly  existing and in good  standing  under  the  laws of the  jurisdiction  of its  incorporation  or organization;  (ii)  has  all  requisite  corporate  or  other  powers  and  all governmental licenses, authorizations,  consents and approvals required to carry on its business as now conducted;  and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification  necessary  and where  failure to so qualify would have a material adverse effect on its business, financial condition or operations.

     (b)  Borrower  is a "bank  holding  company"  as  defined in and within the meaning of 12 U.S.C.  ss.1841(a),  and as such  Borrower has filed all necessary reports with and received all necessary approvals from The Board of Governors of the Federal Reserve System.

     (c) The  execution,  delivery and  performance by Borrower of this Note and the Pledge  Agreement are within the corporate  powers of Borrower and have been duly authorized by all necessary corporate action.

     (d) This Note and the Pledge Agreement have been duly authorized,  executed and  delivered  and  constitute  the legal,  valid and  binding  obligations  of
Borrower,  enforceable in accordance with their respective terms, except as such enforceability  may be limited by  bankruptcy,  insolvency or other similar laws affecting creditors' rights in general.

     (e) Borrower  represents and warrants to Lender that except as described in
Exhibit C attached to that certain Assignment Agreement as of December 23, 2008, by and among:  U.S. Bank National  Association,  a national banking  association
("US Bank"),  Lender and Borrower all of the  representations and warranties set forth in that certain  Third Amended and Restated

Loan  Agreement,  as amended,  between  Borrower  and Lender,  as  successor  in interest  to US Bank,  are true as of the date  hereof as if made by Borrower to
Lender as of the date hereof.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first set forth above.

                                       MERCANTILE BANCORP, INC.,
                                       a Delaware corporation

                                       By:    /s/ Ted T. Awerkamp
                                          --------------------------------------
                                       Name:  Ted T. Awerkamp, President & CEO